UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Submission of Matters to a Vote of Security Holders

On January 24, 2020, Teligent, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). As of December 16, 2019, the record date for the Special Meeting, there were 53,850,427 shares of the Company’s common stock outstanding and entitled to vote. At the Special Meeting, the holders of 45,066,711 shares of the Company’s common stock were present in person or represented by proxy, which represented 83.68% of the total shares entitled to vote at the Special Meeting.

A summary of the matters voted upon by the stockholders of the Company at the Special Meeting and the final voting results for each matter are set forth below. Each matter voted upon by the stockholders of the Company at the Special Meeting is described in the Company’s definitive proxy statement for the Special Meeting, which was filed with the Securities and Exchange Commission on December 23, 2019 and which is incorporated herein by reference.

Proposal 1 - Reverse Stock Split:

Stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock at a reverse stock split ratio ranging from any whole number between one-for-five to one-for-ten, as determined by the Company’s Board of Directors in its sole discretion. There were no broker non-votes on this proposal. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions
41,328,926	3,456,873	280,912

Proposal 2 - Nasdaq Listing Rule 5635(d) Approval in Respect of New 2023 Notes:

Stockholders approved, as required by Nasdaq Marketplace Rule 5635(d) and the Indenture governing the Company’s 7.0% Cash / 8.0% PIK Series B Senior Unsecured Convertible Notes due 2023 (the “New 2023 Notes”), the issuance to any holder or group of related holders of New 2023 Notes of shares of the Company’s common stock under the New 2023 Notes exceeding 19.99% of the number of shares of common stock outstanding, including upon the conversion of the New 2023 Notes and upon payment of PIK interest thereon. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,689,749	846,477	403,392	19,127,093

Proposal 3 - Adjournment of Special Meeting

Stockholders approved one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1 or Proposal 2 or if there was not a quorum. There were no broker non-votes on this proposal. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions
41,548,395	2,726,856	791,460

Because Proposal 1 and Proposal 2 were both approved at the Special Meeting, no adjournment of the Special Meeting was deemed necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: January 27, 2020	By:	/s/ Jason Grenfell-Gardner
		Name:	Jason Grenfell-Gardner
		Title:	Chief Executive Officer